Exhibit 99.2

VERITAS FARMS INC.

COMPENSATION COMMITTEE CHARTER

SEPTEMBER 26, 2019

Purpose

The purpose of the Compensation Committee of the Board of Directors (the “Board”) of Veritas Farms, Inc., a Nevada corporation (the “Company”), shall be to evaluate and approve and recommend officer and director compensation arrangements, plans, policies and programs of the Company, and to administer the Company’s equity-based compensation plans for employees, whether adopted prior to or after the date of adoption of this Charter.

Composition of the Compensation Committee

The Compensation Committee will be appointed by, and shall serve at the discretion of, the Board, and will consist of not fewer than three (3) members of the Board, with the exact number being determined by the Board. Each of the members of the Compensation Committee will be:

●	an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NASDAQ Stock Market and/or the NYSE American, as amended from time to time (the “Rules”), except as may otherwise be permitted by such Rules;

●	a “non-employee director,” as defined in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

●	an “outside director” under Regulation Section 1.162-27 promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Unless a Chairperson of the Compensation Committee is elected by the Board, the members of the Compensation Committee may designate a Chairperson.

Responsibilities

The following shall be the principal recurring duties of the Compensation Committee in carrying out its responsibilities. These duties are set forth as a guide with the understanding that the Compensation Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities under this Charter, the Company’s Bylaws and governing law.

●	The Compensation Committee will have the authority to determine and approve and recommend the form and amount of compensation to be paid or awarded to the Company’s officers, including executive officers as defined under Section 16 of the Exchange Act and the rules promulgated thereunder (“Executive Officers”). Without limiting the foregoing, the Compensation Committee will annually review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the “CEO”) and the Company’s other Executive Officers. The Compensation Committee shall have the authority to make decisions respecting (a) CEO and Executive Officer employment and severance contracts and arrangements; (b) salary paid to the CEO and Executive Officers; (c) the grant of all cash-based bonuses and equity-based compensation to the CEO and Executive Officers; (d) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO and Executive Officers; (e) any CEO and Executive Officers severance or change in control arrangement; and (f) any other CEO and Executive Officers compensation matters as from time to time directed by the Board. The Compensation Committee shall take account of the recommendations of the Company’s CEO for other Executive Officers with respect to each of the foregoing items. The Compensation Committee may delegate authority to sub-committees of the Compensation Committee or to Executive Officers with respect to compensation determinations for persons who are not Executive Officers.

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The Compensation Committee will have the authority to determine the form and amount of cash and equity compensation to be paid or awarded to the Company’s non-employee directors, including compensation for service on the Board or on committees or subcommittees of the Board.

●	The Compensation Committee will annually review and make recommendations to the Board with respect to adoption and approval of, or amendments to, all cash-based and equity-based incentive compensation plans and arrangements, and the amounts and shares reserved thereunder after taking into consideration the Company’s strategies with respect to short and long-term cash and equity-based compensation.

●	The Compensation Committee will: (a) approve grants of stock, stock options or stock purchase rights to individuals eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to Executive Officers); (b) interpret the Company’s equity-based compensation plans and agreements thereunder; and (c) determine acceptable forms of consideration for stock acquired pursuant to the Company’s equity-based incentive compensation plans. The Compensation Committee may delegate to the Company’s Chief Executive Officer the authority to approve options to employees of the Company or of any subsidiary of the Company who are not directors of the Company or Executive Officers, provided that such options are to purchase fewer than 100,001 shares in any one (1) year period, and provided further, that the price per share is no less than the fair market value of the Company’s common stock on the date of grant.

●	The Compensation Committee will periodically review the Company’s procedures with respect to employee loans and will not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director of the Company or any Executive Officer (or equivalent thereof) of the Company. The Compensation Committee will assist the Board and management of the Company in complying with this prohibition.

●	The Compensation Committee will meet with the Company’s Chief Executive Officer within ninety (90) days after the commencement of each fiscal year to discuss the incentive compensation programs to be in effect for the Company’s Executive Officers for such fiscal year and the corporate goals and objectives relevant to those programs.

●	The Compensation Committee will prepare an annual report on executive compensation to the Company’s stockholders for inclusion in the proxy statement for the Company’s annual meeting in accordance with the rules and regulations of the SEC.

●	The Compensation Committee will review this Charter periodically and recommend to the Board any changes it determines are appropriate.

●	The Compensation Committee will have the authority and right, at the expense of the Company, to retain and terminate compensation consultants, legal counsel and other advisors of its choosing to assist the Compensation Committee in connection with its functions. The Compensation Committee shall have the sole authority to approve the fees and other retention terms of such consultants and advisors. The Company shall provide for appropriate funding, as determined by the Compensation Committee, for payment of compensation to any such advisors employed by the Compensation Committee pursuant to this Charter or the commission of any necessary studies or surveys concerning the levels of executive compensation payable in the industry in which the Company is engaged and in other related industries and to obtain recommendations from outside consultants concerning compatible pay programs, as appropriate.

●	The Compensation Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with this Charter, the Company’s Articles of Incorporation and Bylaws, and applicable laws, rules or regulations as the Compensation Committee, any other Compensation Committee of the Board or the Board deems necessary or appropriate.

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Proxy Statement Disclosures

The Compensation Committee will be responsible for annually providing a report in the Company’s proxy statement in accordance with the requirements of Schedule 14A of the proxy rules.

Meetings, Minutes and Reports to the Board

The Compensation Committee will meet in response to the needs of the Board or as otherwise determined by the Chairperson of the Compensation Committee.

The Compensation Committee will maintain written minutes of its meetings. The Compensation Committee will make regular reports to the Board.

The Company’s CEO may not be present during deliberations of or voting by the Compensation Committee.

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